U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Dated: June 25, 2026

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

EcoPlus, Inc.

(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

120 Washington Street, STE 202

Salem, MA 01970

+1 (855) 955-3275

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

The Milan Group

80 Barton Road, Plattsburgh, NY

12901; 518-478-4208

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

8099	20-3442711
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: June 25, 2026

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

EcoPlus, Inc.

120 Washington Street, STE 202

Salem, MA 01970

200,000,000 Shares of Common Stock

at a price of $0.01 per Share

Minimum Investment: $1,000

Maximum Offering: $2,000,000.00

See The Offering - Page 1 and Securities Being Offered - Page 45 for further details. None of the securities offered are being sold by present security holders. This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGES 6 THROUGH 16 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions	Proceeds to Company (1)	Proceeds to Other Persons (2)
Per Share	$0.01	$0	$0.01	None
Minimum Investment	$1,000	$0	$1,000	None
Maximum Offering	$2,000,000	$0	$2,000,000	None

(1)Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(2)There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by EcoPlus, Inc., a Wyoming corporation (the “Company”). We are offering up to 200,000,000 Shares being offered at a price of $0.01 per share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 200,000,000 Shares of Common Stock with a Maximum Offering Price of $2,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Vincent Cammarata, one of our Directors, has the majority of the voting rights of holders of our capital stock through his ownership of (i) one (1) share of authorized and outstanding Series A preferred stock which votes the equivalent of four times the sum of all shares of capital stock outstanding on an as-converted basis; and (ii) Forty-Nine Million (49,000,000) shares of our Series B preferred stock which has the voting power of 2 votes for each Series B preferred share, and after this offering will hold approximately 86% of the voting power of the issued and outstanding shares of our capital stock. Accordingly, Vincent Cammarata will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ECPL”. On July 1, 2025, the last reported sale price of our common stock was $0.021.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS

OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE COMPANY WILL PURSUE STATE QUALIFICATION IN THE FOLLOWING JURISDICTIONS: NEW YORK.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which begins within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold ‘at the market.’ All Shares are being offered at a fixed price of $0.01 per share for the duration of this offering.

Sale of these shares will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

v

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “EcoPlus” “ECPL, “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to EcoPlus, Inc. and its subsidiaries.

Business Overview

EcoPlus was incorporated in the state of Nevada on September 26, 2005. It was redomiciled as a Wyoming corporation on July 27, 2010. Our original business plan was the commercialization of a basic process and technology patent aimed at the remediation of environmental waste, specifically fats, oils, and greases, colloquially referred to as “brown greases”. In early 2024, the Company pivoted. While our new business objective had been to revolutionize the healthcare industry by acquiring and consolidating primary care medical practices, pharmacies, and other health and wellness businesses, as well as developing and distributing high-tech innovative medical devices, our present business plan is to establish our foothold in the healthcare industry by entering the nutraceutical sector.

The Company has finalized its first product formulation (NeuroBalance Femme), obtained quotes for manufacturing at $4.51 per bottle, secured supply partners, and initiated digital marketing infrastructure. A portion of proceeds will be used immediately to place the first inventory order, complete packaging, and launch a direct-to-consumer marketing campaign.

Our plan is to use feedback from direct-to-consumer marketing of our nutraceuticals sector to formulate our plan for expansion into other sectors of the healthcare industry.

The Company’s first in-house developed nutraceutical product NeuroBalance Femme is a plant-based, hormone-free nutraceutical supplement designed specifically for women aged 40 and above.

On our website, we promote it as a high-quality menopause support formula designed to ease the transition through perimenopause and menopause by addressing the most common physical and emotional symptoms

In the U.S., nutraceuticals fall under the Dietary Supplement Health and Education Act of 1994 (DSHEA). DSHEA classifies them as a category of food, not medicine.  Because of this classification, the FDA does not require pre-market approval (unlike drugs, which need rigorous clinical trials). Nutraceuticals in the U.S. (and many other countries) are legally considered dietary supplements, not drugs, and because of this distinction they aren’t regulated like pharmaceuticals are.

Obstacles and Risks

Regulatory Risk

Our nutraceutical products are regulated as dietary supplements under the Dietary Supplement Health and Education Act of 1994. Unlike pharmaceuticals, dietary supplements do not require pre-market approval from the U.S. Food and Drug Administration (“FDA”). While this allows us to bring products to market more quickly, it also creates significant compliance risk. The FDA and the Federal Trade Commission (“FTC”) may take enforcement action if our products are found to be unsafe, mislabeled, or marketed with impermissible disease-treatment claims. In addition, the FTC requires that all advertising claims, including structure/function claims, be supported by competent and reliable scientific evidence. There can be no assurance that our substantiation will be deemed sufficient by regulators, and any enforcement action could result in recalls, fines, reputational damage, or restrictions on our ability to market and sell our products. Any such outcome could materially and adversely affect our business, financial condition, and results of operations.

Quality Control and Safety Risk

The nutraceutical industry is vulnerable to issues of inconsistent potency, contamination, and adulteration. We are required to comply with current Good Manufacturing Practices (“cGMP”) under 21 C.F.R. Part 111, which impose standards for manufacturing, packaging, labeling, and holding dietary supplements. Compliance requires significant investment in supplier oversight, testing, and recordkeeping. We are also subject to statutory adverse event reporting obligations, including maintenance of consumer safety records for six years and submission of serious adverse event reports to FDA. There can be no assurance that our products, or ingredients obtained from third parties, will always meet required standards. If our products are linked to adverse health effects, fail to comply with cGMP, or are otherwise deemed unsafe, we may be subject to product liability claims, regulatory investigations, or reputational harm, any of which could materially and adversely affect our business.

Competitive Risk

The nutraceutical sector is highly fragmented and characterized by low barriers to entry. Because many nutraceutical products are based on commonly available ingredients, intellectual property protection is often limited, and competitors may easily replicate our formulations. We may be materially and adversely affected if we are unable to effectively differentiate our products, compete on price, or secure distribution channels. There can be no assurance that we will be able to maintain or increase our market share in the face of intense competition, and failure to do so could have a material adverse effect on our financial results.

Revenue Recognition and Customer Concentration Risk

We generate revenue through a combination of direct-to-consumer sales and sales through third-party platforms and retailers. Our accounting treatment for revenue recognition requires us to assess whether we act as principal or agent in such transactions, and changes in interpretation of accounting standards could materially affect our reported revenues. In addition, we may be dependent on a limited number of key customers or distribution partners. The loss of one or more significant customers, changes to marketplace policies, or unfavorable terms imposed by distributors could materially and adversely affect our business, results of operations, and financial condition.

Reputational and Consumer Trust Risk

Our success depends heavily on consumer perception and trust. Negative publicity, consumer skepticism, or adverse event reporting-even if inaccurate or unsubstantiated-could damage our reputation and reduce demand for our products. Because purchasing decisions are often influenced by consumer reviews, practitioner recommendations, and social media, reputational harm could quickly spread and materially impact sales. There can be no assurance that we will be able to prevent or mitigate reputational risks, and any such event could materially and adversely affect our operations and growth prospects.

Capital Structure Risk

The Company’s capital gives super-majority voting control of Company decisions to HealthStar Capital LLC, and its beneficial owner, Mr. Vincent Cammarata, who will retain over 86% of the total voting power post-offering through ownership of all Series A Preferred Stock and a majority of Series B Preferred Stock.  Moreover, this voting control makes possible future issuances of high vote and/or high conversion value shares, which may be dilutive to common stockholders.

Other Risks

The risks described above are not the only risks we face. Additional risks and uncertainties, including those that we are not currently aware of or that we currently deem immaterial, may also impair our business operations. If any of these risks materialize, our business, financial condition, and results of operations could be materially and adversely affected.  See also Risk Factors on page 6.

Capitalization

The authorized capital stock of the Company consists of 800,000,003 shares, divided into the following four classes of stock:

•Common Stock: The Company has authorized 500,000,000 shares of Common Stock, par value $0.0001 per share. Each share of Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the shareholders.

•Series A Preferred Stock: The Company has authorized 1 share of Series A Preferred Stock, par value $0.001 per share. The Series A Preferred Stock is entitled to the number of votes resulting from the quotient of (A x 4)/P where A is the number of all other issued and outstanding shares of capital stock (shares of convertible preferred stock being counted as if converted) and P is the number of issued and outstanding shares of this preferred stock. The Series A Preferred Stock is convertible into Common Stock utilizing the same formula. This formula effectively gives the Series A holder voting control regardless of the number of other shares outstanding.

•Series B Preferred Stock: The Company has authorized 300,000,000 shares of Series B Preferred Stock, par value $0.0001 per share, of which 49,000,298 shares are issued and outstanding. Each share of Series B Preferred Stock is entitled to two (2) votes per share. The conversion formula set forth in the Company's Series B certificate of designation states that each share of Series B Preferred Stock is convertible into Common Stock at a rate of $0.01 divided by the par value of the Common Stock. Applying this formula to the Company's Common Stock par value of $0.0001 yields a conversion ratio of 100 shares of Common Stock per share of Series B Preferred Stock (i.e., $0.01 ÷ $0.0001 = 100), subject to adjustment as may be determined by the Board of Directors from time to time.

•Series C Preferred Stock: The Company has authorized 20,000,000 shares of Series C Preferred Stock, par value $0.0001 per share. Each share of Series C Preferred Stock is convertible into 20 shares of Common Stock, subject to the availability of sufficient authorized Common Stock. Shares of Series C Preferred Stock are non-voting.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 24 and “Description of Securities” beginning on page 43.

Issuer:	EcoPlus, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:

The offering price is fixed at $0.01 per share for the duration of this offering. Any change to the offering price will be made only through a post-qualification amendment or offering circular supplement, as applicable.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$2,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	200,000,000 Shares of Common Stock

Investment Amount Restrictions:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.  Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 23 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ECPL”.

Transfer Agent and Registrar:	Securities Transfer Corporation is our transfer agent and registrar in connection with the Offering.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	29,230,174
Common Stock in this Offering	200,000,000
Stock to be outstanding after the offering (2)	229,230,174

(1)As of the date of this Offering Circular.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

An investment in our Common Stock involves risks. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring stock offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, and the market price of our Common Stock, which could cause you to lose all or some of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Company and Its Business

We have a limited operating history, which makes our future performance difficult to predict.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

Our limited operating history makes it difficult to evaluate our future success and increases the risk of failure.

Because we have little operational history, it is difficult for investors to evaluate our current business model or future performance. If our assumptions prove incorrect or we fail to execute our business strategy, we may not achieve profitability and investors could lose their entire investment.

We are dependent upon management, key personnel, and consultants and a loss of any individual working in these capacities will materially impact our ability to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team. Loss of any of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

We rely on the continued service of our management team and consultants. If any of these individuals were to leave or become unavailable, it could delay or derail our growth strategy, disrupt operations, and reduce investor confidence.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people. This lack of key man life insurance restricts the company’s ability to find a suitable replacement and/or continue operations in the interim.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We do not carry key man insurance, which increases financial risk if key personnel are lost. Without key man insurance, we may lack the resources to recover quickly from the loss of a critical executive, which could impair our ability to operate effectively or raise capital.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes. Any errors in calculating these tax liabilities could negatively impact the financial condition of the Company and could result significant penalties.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

Our controlling shareholder has significant voting power, which will limit your ability to influence corporate decisions and discourage potential change in control transactions.

HealthStar Capital LLC, our controlling shareholder (“HSC”), has the majority of the voting rights of holders of our capital stock through its ownership of the outstanding share of Series A Preferred Stock. After this offering,  HSC will hold approximately 99% of the voting power of the issued and outstanding shares of our capital stock. Accordingly, HSC will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

The capital structure and disparate voting rights have the potential to serve as an anti-takeover mechanism, making it more difficult for a third party to acquire control of the Company without the approval of the controlling shareholder(s). This could discourage potential transactions and/or changes in control that may benefit non-controlling shareholders.

The Company may authorize and issue additional shares of high-vote stock, including Series A and Series B Preferred Stock or other classes with superior voting rights, to raise capital or for other strategic purposes. Such issuances could further concentrate voting power in the hands of the controlling shareholder(s) and may result in significant dilution to holders of Common Stock. Investors should be aware that the disparity in voting rights and the potential for future issuance of high-vote shares could materially limit their ability to influence corporate matters, even if they hold a substantial number of shares of lower-vote stock.

Our lack of internal controls may result in undetected financial reporting issues and increased compliance costs, which could negatively impact investor confidence.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in related party transactions which could create conflicts of interest and which may not be conducted on an arms-length basis.

We have entered into, and may continue to enter into, transactions with related parties, including our officers, directors, significant shareholders, and their affiliates. These related party transactions may present conflicts of interest, as the terms of such transactions may not be determined through arm’s-length negotiations. As a result, these transactions may not reflect the terms that would have been obtained from unaffiliated third parties.

Conflicts of interest could arise in situations where our officers or directors are involved in managing or operating other companies that may do business with us or compete with us. While we believe that our related party transactions are fair and reasonable, there can be no assurance that future transactions will be on terms favorable to us or that we will not be subject to conflicts of interest that could negatively impact our financial position, results of operations, or reputation.

Furthermore, related party transactions could lead to increased scrutiny from regulators and investors, and any perception of unfair dealings or self-dealing could adversely affect our business and market perception, potentially resulting in a decline in shareholder value.

It is hereby disclosed that Vincent Sablone, a Director of the Company, had a prior affiliation with HealthPoint Plus, Inc. and is a shareholder of HealthPoint Plus Holdings, Inc, the entity from which EcoPlus acquired intangible assets pursuant to the Asset Purchase Agreement dated May 13, 2024.

Investors should carefully consider the inherent risks associated with related party transactions, as they could materially and adversely affect our business, financial condition, and results of operations. Please see the section of this offering circular entitled “Interest of Management and Others in Certain Transactions”.

Changes in employment laws or regulation could harm our profitability.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions, specifically Canadian federal and provincial statutes. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Negative public perception of the industries in which we operate, or of our industries’ or our practices, can adversely affect our businesses, operating results, cash flows and prospects.

Our brand and reputation are two of our most important assets, and the industry in which we operate has been and can be negatively perceived by the public from time to time. Negative publicity may come as a result of adverse media coverage, litigation against us and other industry participants, the ongoing public debates over the efficacy of nutraceuticals, drug pricing, government oversight of the supplement industry, actual or perceived shortfalls regarding our industries’ or our own products, and/or business practices and social media and other media relations activities.

Our bank account balances may exceed federal insurance limits, exposing investor funds to potential loss in the event of bank failure.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

The Company will likely incur debt, which could become burdensome.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment if we incur too much debt for our sales to properly service.

The Nutraceutical Industry is already crowded, so penetrating the market might be harder than we think.

A new nutraceutical firm entering the market faces significant risks due to the industry’s high level of competition and market saturation. With thousands of established brands already vying for consumer attention, it can be challenging for a newcomer to differentiate its products and gain traction. Major players often dominate retail shelf space, online visibility, and advertising channels, making it difficult to build brand recognition without substantial marketing investment. Additionally, consumer trust plays a critical role in supplement purchasing decisions, and newer companies must work harder to establish credibility through clinical validation, transparent labeling, and third-party certifications.

Increased operating expenses without corresponding revenue growth could negatively impact our financial performance and your investment.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our product image if a customer has a negative reaction.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company’s products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect or undisclosed side effect or allergy to ingredients in products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.  It is also possible that larger companies will attempt to copy our formulations and undercut us with better distribution, economies of scale, or both.

Computer, website, or information system breakdown could disrupt sales and negatively affect our business.

Our company will sell its products primarily through its website located at www.neurobalancefemme.com, which will function as an online storefront and landing page. The Company also maintains a corporate website at www.ecopluscorporate.com, which provides information about the Company but is not intended to be used for product sales.

Computer, website and/or information system breakdowns as well as cybersecurity attacks could impair the Company’s ability to service its customers or prevent new sales from happening at all. Such a disruption would naturally lead to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

To mitigate these risks, the Company is in the process of implementing a multi-layered approach to cybersecurity and website reliability. This includes:

•Using a reputable third-party hosting provider with guaranteed uptime and autoscaling infrastructure (currently in place).

•Maintaining secure socket layer (SSL) encryption for customer transactions (currently in place).

•Conducting regular software updates and employing industry-standard firewalls and intrusion detection systems (in process, expected completion within 90 days of this offering’s qualification).

•Regularly backing up critical data (currently in place).

•Obtaining cybersecurity insurance to protect against potential losses (expected within 60 days of this offering’s qualification).

•Hiring a dedicated cybersecurity officer to oversee the program and incident response (anticipated within 120 days following completion of this offering).

In the event of a disruption, a predefined incident response plan will help ensure rapid recovery and minimal interruption to sales and customer service. While these mitigations are designed to reduce risk, the possibility of a significant disruption remains.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

We may need additional financing to support growth, which could dilute existing shareholders and negatively impact our stock price, or it may not be available, which could negatively impact our ability to execute our business plans.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the management team. If these assumptions or analyses prove to be wrong, the Company’s actual operating results could be disappointing.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts and/or competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

We may not generate significant revenues and could experience ongoing negative cash flow, which may prevent us from achieving profitability, which would negatively impact the price of the Shares.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

Challenges in Managing Rapid Growth: We could grow too fast or too big for our current management talent stack.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate at which we might grow. The Company’s rapid growth will place a significant strain on our administrative, operational and financial resources. If we are unable to effectively manage this growth - by scaling systems, hiring qualified personnel, or addressing unforeseen operational challenges - our business performance, financial condition, and long-term prospects could be materially and adversely impacted.

Our business model is evolving and might need further adjustment.

Our business model is unproven and is likely to continue to evolve as we gain more feedback from the market and determine what sells and what does not. We will try a lot of things and some will hit, and some may not. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully recognize when to change strategies and tactics and to market our products to potential users who may not be convinced of the need for our products or may not believe in nutraceuticals at all. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company may be unable to increase brand awareness sufficiently to drive sales.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities which could result in regulatory sanctions, financial loss, and damage to our reputation.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability could harm us if directors misbehave.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Control by Holder of Class A Preferred Stock Creates Significant Risks for Common Shareholders

Our capital structure includes multiple classes of stock with differing voting rights, which concentrates control of the company in the hands of the sole holder of our Class A Preferred Stock.

The Company is authorized to issue up to 300,000,003 shares of Preferred Stock, with designations as follows:

•Series A Preferred Stock: 1 share issued and outstanding. This share is entitled to a number of votes equal to four times the total number of all other shares of capital stock outstanding on an as-converted basis (excluding Class A). It votes together with common stock and other preferred classes as a single class, unless otherwise required by law.

•Series B Preferred Stock: 49,000,298 shares authorized, each entitled to two votes per share and convertible into common stock at a conversion rate of $0.01 divided by the par value of common stock, subject to adjustment by the Board. Applying this formula to the Company’s Common Stock par value of $0.0001 yields a conversion ratio of 100 shares of Common Stock per share of Series B Preferred Stock (i.e., $0.01 ÷ $0.0001 = 100).

•Series C Preferred Stock: 20,000,000 shares authorized, non-voting. Each share of Series C Preferred Stock is convertible into 20 shares of Common Stock at the option of the holder, subject to the availability of sufficient authorized shares.

•Common Stock: Holders are entitled to one vote per share, with no cumulative or preemptive rights.

Due to the voting power granted to the single outstanding share of Series A Preferred Stock, that shareholder-Mr. Vincent Cammarata, described throughout this offering-maintains effective voting control over the Company, regardless of the number of common or other preferred shares outstanding. This individual can unilaterally determine the outcome of virtually all matters submitted to a vote of shareholders, including:

•The election and removal of directors;

•Amendments to our articles of incorporation or bylaws;

•Approval of mergers, consolidations, or asset sales;

•Blocking or approving any proposed change in control of the Company.

This concentration of control may have significant anti-takeover effects. Even if a transaction were favored by a majority of common shareholders, the controlling shareholder of the Class A Preferred Stock could prevent it from occurring. This could deprive common shareholders of the opportunity to realize a premium on their shares in a change of control scenario or other strategic transaction.

Moreover, our charter documents authorize the issuance of additional preferred shares with voting rights, which the Board may designate in the future without shareholder approval. Such future issuances could further dilute the voting power of common stockholders and potentially grant new high-vote shares to other parties, entrenching existing control or enabling new controlling interests.

As a result, investors in our common stock should understand that they will have limited ability to influence or direct the Company’s governance, policies, or strategic direction, and that their economic interests may not align with those of the controlling shareholder. This capital structure poses a significant risk to minority investors.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC and HealthStar Capital, LLC, for the sale of the Company’s controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock. The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering. Furthermore, each share of Series B Preferred Stock is convertible into 100 shares of Common Stock. Your position in the Company will be significantly diluted should any of holders of the Series B Preferred Stock elect to convert their shares.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may need additional financing to continue growth, which could result in shareholder dilution and harm our financial condition.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined and may not reflect the true value of the shares.

The offering price of $0.01 per share has been fixed by the Company’s Board of Directors and will remain fixed for the duration of this offering. The price was determined based on a variety of factors, including historical OTC market pricing, the early-stage nature of the Company’s business, and anticipated capital needs. The offering price does not necessarily bear any relationship to the Company’s assets, book value, or results of operations.

The management of the Company has broad discretion in application of proceeds. Therefore, your investment may not be applied in strict compliance with disclosed Use of Proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. They could make bad decisions which do not pay off for the shareholders, but those decisions are generally protected by the Business Judgment Rule.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Due to the long-term nature of this investment, investors may not be able to liquidate their investment in the event of a personal emergency.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions and are subordinate to all other classes of Company Stock. In the event of a liquidation, it is unlikely that you will be able to recover any of your investment.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

Due to the rights and preferences of our Preferred classes of stock, you will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. As a result, common stockholders will have little say in decisions that affect the company, including changes that could dilute their holdings or impact share value. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Wyoming for purposes of governing law which may make it more difficult for investors residing in other jurisdictions to commence legal action against the Company.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Wyoming. Furthermore, the Subscription Agreement establishes the state and federal courts located in Wyoming as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees. The Wyoming forum selection provision may increase the cost and complexity for investors wishing to bring certain claims, particularly for those residing outside Wyoming.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company. The $0.01 per share price was established by the Company’s Board of Directors based on a variety of factors, including historical OTC market pricing, the early-stage nature of the business, and anticipated capital needs. While no formal valuation was performed, the Board believes the price reflects a fair entry point for new investors in light of the Company’s go-to-market strategy and near-term revenue potential.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 90% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of October 31, 2025 was approximately $2,600,000, or approximately $0.089 per share based upon 29,230,174 shares outstanding. Historical net tangible book value equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of October 31, 2023, and 29,230,174 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

Funding Level	100%	75%	50%	25%
Gross Proceeds	$2,000,000	$1,500,000	$1,000,000	$500,000
Offering Price	$0.010000	$0.010000	$0.010000	$0.010000
Net Tangible Book Value per Share of Common Stock before this Offering	$-	$-	$-	$-
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.008725	$0.008369	$0.007738	$0.006311
Net Tangible Book Value per Share of Common Stock after this Offering	$0.008725	$0.008369	$0.007738	$0.006311
Dilution per share to Investors in the Offering	$(0.001275)	$(0.001631)	$(0.002262)	$(0.003689)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $2,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company has not commissioned broker-dealers to sell the Shares. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering without notice to subscribers.

This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

We intend to sell the Offered Shares in this offering through the efforts of one or more of our authorized executive officers. No such executive will receive any compensation for offering or selling the Offered Shares. We believe that any authorized executive engaged in the offering is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, each such executive:

-is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

-is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

-is not an associated person of a broker or dealer; and

-meets the conditions of the following:

-primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

-was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

-did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

Government Regulation

In its present business operations engaged in developing, manufacturing, or distributing pharmaceuticals, biologics, or medical devices are heavily regulated by the Food and Drug Administration (FDA) and the Federal Trade Commission (“FTC”), and to a lesser extent the Consumer Product Safety Commission (“CPSC”), the United States Department of Agriculture, and the Environmental Protection Agency.

FDA compliance encompasses pre-market approval processes, clinical trials, and post-market surveillance for medical devices, drugs, and biologics to ensure safety and efficacy. Any deviations from FDA standards can lead to product recalls, warning letters, and restrictions on product distribution, which could materially impact business operations. Additionally, FDA-enforced advertising and labeling regulations require companies to ensure that all claims about their products are substantiated and accurately presented, or risk facing enforcement actions for misleading practices.

Our activities are also regulated by various governmental agencies for the states and localities in which our products will be sold, as well as by governmental agencies in certain countries outside the United States in which our products are sold. Among other matters, regulation by the FDA and the FTC is concerned with product safety and claims made with respect to a product’s ability to provide health-related benefits. Specifically, the FDA, under the Federal Food, Drug, and Cosmetic Act (“FDCA”), regulates the formulation, manufacturing, packaging, labeling, distribution, and sale of food, including dietary supplements and over-the-counter (“OTC”) drugs. The FTC regulates the advertising of these products. The National Advertising Division (“NAD”) of the Council of Better Business Bureaus oversees an industry-sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the FTC Act or the FDCA to the FTC or the FDA for further action, as appropriate.

All of the nutritional supplement products that we plan to sell are classified as dietary supplements. The FDA’s revision of nutrition labeling requirements also affects the nutrition labeling of certain dietary supplements.

The Dietary Supplement Health and Education Act (“DSHEA”) was enacted in 1994, amending the FDCA. Among other things, DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as “food additives” and allows the use of statements of nutritional support on product labels and in labeling. DSHEA establishes a statutory class of “dietary supplements,” which includes vitamins, minerals, herbs, amino acids and other dietary ingredients for human use to supplement the diet. Dietary ingredients marketed in the United States before October 15, 1994 may be marketed without the submission of a “new dietary ingredient” (“NDI”) premarket notification to the FDA. Dietary ingredients not marketed in the United States before October 15, 1994 may require the submission, at least 75 days before marketing, of an NDI notification containing information establishing that the ingredient is reasonably expected to be safe for its intended use. The FDA has issued final regulations under DSHEA.

As required by Section 113(b) of the Food Safety Modernization Act, the FDA published in July 2011 a draft guidance document clarifying when the FDA believes a dietary ingredient is an NDI, when a manufacturer or distributor must submit an NDI premarket notification to the FDA, the evidence necessary to document the safety of an NDI and the methods for establishing the identity of an NDI. Industry strongly objected to several aspects of the draft guidance. In 2016, the FDA issued revised draft guidance on what constitutes an NDI and NDI notification requirements. Regardless of whether the FDA finalizes this draft guidance, the FDA has recently acted more aggressively to remove ingredients from the market that the FDA views as unlawful dietary ingredients. This trend, if it continues, may limit the dietary supplement market. Several bills to amend DSHEA in ways that would make this law less favorable to consumers and industry have been proposed in Congress.

The FDA issued a Final Rule on GMPs for dietary supplements on June 22, 2007. The GMPs cover manufacturers and holders of finished dietary supplement products, including dietary supplement products manufactured outside the United States that are imported for sale into the United States. Among other things, the new GMPs: (a) require identity testing on all incoming dietary ingredients, (b) call for a “scientifically valid system” for ensuring finished products meet all specifications, (c) include requirements related to process controls, including statistical sampling of finished batches for testing and requirements for written procedures and (d) require extensive recordkeeping. We have reviewed the GMPs and have taken steps to ensure compliance. While we believe we are in compliance, there can be no assurance that our operations or those of our suppliers will be in compliance in all respects at all times. Additionally, there is a potential risk of increased audits as the FDA and other regulators seek to ensure compliance with the GMPs.

On December 22, 2006, Congress passed the Dietary Supplement and Nonprescription Drug Consumer Protection Act, which went into effect on December 22, 2007. The law requires, among other things, that companies that manufacture or distribute nonprescription drugs or dietary supplements report serious adverse events allegedly associated with their products to the FDA and institute recordkeeping requirements for all adverse events (serious and non-serious). There is a risk that consumers, the press and government regulators could misinterpret reported serious adverse events as evidence of causation by the ingredient or product complained of, which could lead to additional regulations, banned ingredients or products, increased insurance costs and a potential increase in product liability litigation, among other things.

All states regulate foods and drugs under laws that generally parallel federal statutes. We are also subject to state consumer health and safety regulations, such as the California Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”). Violation of Proposition 65 may result in substantial monetary penalties and compliance with Proposition 65 is a major focus. Contemplated changes in the Proposition 65 labeling requirements could potentially lead to substantial costs. Current legislation in Massachusetts regarding restrictions on weight loss and sports nutrition products could also impact the marketing of dietary supplements generally. Further, state attorneys general have pressured industry to adopt DNA testing for herbal-based products to assure plant identity, and have taken other actions relating to dietary ingredient status. It is uncertain whether these efforts will have a material impact on the dietary supplement market.

A nutraceutical company that makes claims to cure, treat, or prevent a disease without proper scientific substantiation not only faces significant regulatory risks from the U.S. Food and Drug Administration (FDA), but also from the Federal Trade Commission (FTC), which also regulates nutraceutical companies, but only in the area of advertising and marketing practices, not product safety or labeling (which falls under the FDA’s jurisdiction).

Here’s how the FTC’s role applies:

•Truth in Advertising: The FTC requires that all claims made in advertisements - whether on websites, social media, print, TV, or product packaging - be truthful, not misleading, and substantiated by competent and reliable scientific evidence.

•Health Claims Scrutiny: If a nutraceutical company claims that a product can treat, cure, or prevent a disease (e.g., “reverses diabetes” or “eliminates anxiety”), the FTC can pursue enforcement if the company lacks solid scientific backing. These claims are considered “express” or “implied” claims and must be supported by rigorous evidence.

•Enforcement Actions: The FTC can issue cease and desist orders, impose fines, or bring lawsuits in federal court. Companies may be required to pay consumer redress, run corrective advertising, or alter or discontinue marketing practices entirely.

•Coordination with FDA: The FTC often works in coordination with the FDA, especially when both false advertising and improper labeling are involved.

In summary, the FTC regulates how nutraceutical products are marketed to consumers, ensuring that advertising is honest and supported by appropriate evidence. Companies that ignore this risk exposure may face costly legal and reputational consequences.

To mitigate these risks, it is essential for nutraceutical companies to ensure that all marketing claims are truthful, not misleading, and supported by competent and reliable scientific evidence.

As we expand our operations from nutraceutical production into other healthcare-related businesses in the United States, we will be subject to an extensive regulatory framework that governs patient privacy, operational standards, financial transactions, and quality of care.

At the federal level, the Health Insurance Portability and Accountability Act (HIPAA) imposes rigorous standards for safeguarding patient health information (PHI). HIPAA requires healthcare providers, insurers, and their business associates to establish and maintain policies that protect PHI against unauthorized access, disclosure, and breaches. Compliance with HIPAA is enforced by the Office for Civil Rights (OCR), which has the authority to levy substantial fines and impose corrective action plans for violations. Failure to comply with HIPAA regulations could lead to reputational damage, significant financial penalties, and operational disruptions.

In addition to HIPAA, we will have to adhere to the Patient Protection and Affordable Care Act (ACA), which imposes specific coverage standards and encourages cost control through mechanisms such as Accountable Care Organizations (ACOs) and value-based care initiatives. ACA compliance requirements include mandates for essential health benefits and protections for pre-existing conditions, along with reporting obligations tied to quality metrics and cost-efficiency measures. As healthcare payment models shift toward performance-based reimbursement, we may face compliance challenges in adapting to ACA’s evolving requirements, which could affect our profitability and competitive positioning.

If the Company  engages in federally funded programs, compliance with Medicare and Medicaid regulations is critical. The Centers for Medicare & Medicaid Services (CMS) establishes stringent standards for provider participation, including adherence to Stark Law and Anti-Kickback Statute requirements, which prohibit improper financial relationships and inducements that could influence patient referrals. Violations of these regulations can lead to significant penalties, including exclusion from federal healthcare programs, fines, and even criminal liability. CMS compliance further includes strict documentation standards, billing practices, and ongoing audits, which require healthcare businesses to invest in internal control systems to avoid costly regulatory infractions.

If the Company makes any forays into telemedicine new compliance considerations will be introduced. Telemedicine providers must adhere to state licensure laws, often requiring them to be licensed in the patient’s home state, as well as to specific remote-prescribing regulations, particularly for controlled substances. Non-compliance with these regulations could lead to legal challenges and restrict telemedicine expansion.

Environmental compliance is another critical area for healthcare facilities that handle hazardous waste. The Environmental Protection Agency (EPA) enforces the Resource Conservation and Recovery Act (RCRA), which governs the disposal, storage, and transportation of hazardous waste, including pharmaceutical waste. Non-compliance with EPA standards can lead to fines, operational restrictions, and reputational damage. Facilities must also adhere to air and water quality regulations when discharging chemical or radioactive materials.

Cybersecurity and data protection are essential for any business in the healthcare sector due to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which strengthens HIPAA’s security provisions for electronic health records (EHRs) and imposes breach notification requirements. Compliance with HITECH and FTC data security guidelines is essential for protecting patient information from breaches and avoiding legal penalties.

Emerging regulatory considerations that healthcare businesses should monitor include the 21st Century Cures Act requirements on data interoperability and information blocking, which aim to promote seamless data exchange between providers and protect patient access to health records. Companies should also be prepared for potential drug pricing transparency regulations, which may require disclosure of pricing methodologies and rebates. Finally, the COVID-19 pandemic prompted regulatory adjustments, particularly with temporary waivers expanding telehealth access, which may become permanent, leading to broader telemedicine regulations in the future.

Federal, state and local laws and regulations governing food products and nutritional supplements are broad in scope and are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. In addition, violations of these laws, actual or alleged, could disrupt the Company’s planned business and adversely affect our financial condition and results of operations. In addition, it is possible that additional or revised Federal, state and local laws and regulations may be enacted in the future governing the mining industry. There can be no assurance that the Company will be able to comply with any such laws and regulations and its failure to do so could significantly harm our business, financial condition and results of operations.

Failure to comply with any of these regulations could result in enforcement actions, including substantial fines, exclusion from federal programs, and reputational damage. Healthcare businesses must therefore develop robust compliance programs, allocate resources to monitor regulatory developments, and implement internal controls to manage the risks associated with this highly regulated environment.

State and Federal Security and Privacy Regulations

The privacy and security regulations under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 ( the “HITECH Act”, and collectively, “HIPAA”), establish comprehensive federal standards with respect to the uses and disclosures of protected health information, or PHI, by health plans and health care providers, in addition to setting standards to protect the confidentiality, integrity and availability of electronic PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

•the circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, to obtain payments for services and health care operations activities;

•a patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;

•the content of notices of privacy practices for PHI; and

•administrative, technical and physical safeguards required of entities that use or receive PHI electronically.

The final omnibus rule implementing the HITECH Act took effect on March 26, 2013. The rule is broad in scope, but certain provisions are particularly significant in light of our business operations. For example, the final “omnibus” rule implementing the HITECH Act:

•Makes clear that situations involving impermissible access, acquisition, use or disclosure of protected health information are now presumed to be a breach unless the covered entity or business associate is able to demonstrate that there is a low probability that the information has been compromised;

•Defines the term “business associate” to include subcontractors and agents that receive, create, maintain or transmit protected health information on behalf of the business associate;

•Establishes new parameters for covered entities and business associates on uses and disclosures of PHI for fundraising and marketing; and

•Establishes clear restrictions on the sale of PHI without patient authorization.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Offering Price: $0.01	10%	25%	50%	75%	100%
Working Capital(1)	$200,000	$500,000	$750,000	$1,000,000	$1,250,000
Acquisition Capital	$0	$0	$250,000	$500,000	$750,000
Total	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000

(1)Each of our officers and directors currently accrue a salary of either $1,000 or $2,000 per month. The sum of the deferred payments was $5,000 per month as of December 31, 2025. These salaries will be adjusted to market rates post funding. A portion of the funds allocated towards working capital may be used to compensate or otherwise make payments to our officers or directors in satisfaction of amounts due and owing pursuant to their respective employment/compensation agreements.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

On September 26, 2005, EcoPlus, Inc. incorporated in the state of Nevada. The Company had a fundamental technique and technology patent pertaining to brown grease, or more precisely, environmental waste, which includes fats, oils, and grease that are normally produced as waste products.

Nevada authorized the Company’s preferred shares on May 11, 2010, and issued a Certificate of Designation for a new series of stock, known as Series B Preferred shares. On June 18, 2010, the Company effectuated a 200-to-1 reverse stock split.

On July 27, 2010, the Company redomiciled to Wyoming and submitted an amended Certificate of Incorporation. On October 1, 2010, the Company filed for a 3,000-to-1 reverse stock split. On October 11, 2010, the Wyoming Secretary of State granted the Company a Certificate of Amendment to its Articles of Incorporation, which modified the authorized number of common shares to 100,000,000,000, par value $.0000001.

On June 29, 2011, the Company filed a 2,000-to-1 reverse stock split. From July 2011 until October 31, 2023, the Company ceased operations. On May 18, 2021, Synergy Management Group acquired EcoPlus, Inc., for the sale of the Company’s controlling interest through the issuance of one (1) Class A Convertible Preferred Stock.

Securities Purchase Agreement – Control Block transferred to New Managers

On May 18, 2021, Synergy Management Group acquired a controlling interest in EcoPlus, Inc. from its founders through the issuance of one (1) share of Series A Preferred Stock. Following that transaction, the Company did not undertake material business operations and remained substantially inactive.

On October 4, 2023, HealthStar Capital, LLC acquired the controlling interest in EcoPlus from Synergy Management Group. HealthStar Capital, LLC is controlled by current director and majority shareholder Vincent Cammarata. The transaction was completed through the acquisition of the Company's single outstanding share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock.

The referenced Securities Purchase Agreement was a private transaction between Synergy Management Group and HealthStar Capital, LLC. No proceeds from the transaction were received by the Company. The consideration paid by HealthStar Capital, LLC to Synergy Management Group was $350,000.

While other shareholders hold economic interests in the Company, voting control is concentrated through HealthStar Capital, LLC. Following this Offering, HealthStar Capital, LLC is expected to hold approximately 86% of the total voting power of the Company.

EcoPlus Corporate Structure and Control

Vincent Cammarata:

•100% owner and manager of HealthStar Capital, LLC.

•Beneficial owner of EcoPlus Series A Preferred Stock and Series B Preferred Stock held by HealthStar Capital, LLC.

•Owns and controls: HealthStar Capital, LLC, record owner of:

o1 share of Series A Preferred Stock of EcoPlus, Inc.

o49,000,000 shares of Series B Preferred Stock of EcoPlus, Inc.

oHolds controlling voting interest in: EcoPlus, Inc., public company; OTC symbol: ECPL.

Security holders of EcoPlus, Inc.:

•Common Stockholders - Existing common stockholders and purchasers in this Regulation A Offering

•Series A Preferred Stockholder - HealthStar Capital, LLC, record owner; Vincent Cammarata, beneficial owner

•Series B Preferred Stockholder - HealthStar Capital, LLC, record owner; Vincent Cammarata, beneficial owner

•Series C Preferred Stockholders - HealthPoint Plus Holding, Inc. and other holders of Series C Preferred Stock.

EcoPlus, Inc. owns or controls its operating assets and acquired intangible assets, including assets acquired from HealthPoint Plus Holding, Inc. and Synaptic Scientific.

HealthPoint Plus - Asset Purchase Agreement

HealthPoint Plus, Inc. was funded by private investors but did not generate significant revenue prior to ceasing operations. Following the cessation of its business activities, certain intellectual property and related intangible assets of HealthPoint Plus, Inc. were transferred to HealthPoint Plus Holding, Inc., an entity formed for the purpose of holding such assets.  HealthPoint Plus Holding, Inc. was formed on June 6, 2023 by certain former investors and stakeholders associated with HealthPoint Plus, Inc. for the sole purpose of holding selected assets following the cessation of HealthPoint Plus, Inc.'s operations.

Robert Goddard had served as Chief Executive Officer of HealthPoint Plus, Inc. and Amy Brimicombe served as an officer of HealthPoint Plus, Inc. Amy Brimicombe was appointed President of HealthPoint Plus Holding, Inc. to assist with the administration and transfer of assets. She did not hold an ownership interest in HealthPoint Plus Holding, Inc. and did not receive separate compensation in connection with the asset transfer. Her role was administrative in nature and intended to facilitate the transition of assets following the cessation of HealthPoint Plus, Inc.'s operations.  EcoPlus was not affiliated with HealthPoint Plus Holding, Inc. at that time.

Amy Brimicombe was appointed Chief Executive Officer of EcoPlus on May 1, 2024. On May 13, 2024, EcoPlus acquired the assets of HealthPoint Plus Holding, Inc. pursuant to the Asset Purchase Agreement. Because Ms. Brimicombe was serving as Chief Executive Officer of EcoPlus and President of HealthPoint Plus Holding, Inc. at the time of the transaction, she executed the Asset Purchase Agreement on behalf of both entities.

The 10,000,000 shares of Series C Preferred Stock issued as part of the purchase consideration were issued to HealthPoint Plus Holding, Inc. as the seller under the Asset Purchase Agreement. EcoPlus, Inc. was not involved in determining how HealthPoint Plus Holding, Inc. subsequently allocated or distributed those shares among its shareholders or other stakeholders.

In connection with this process, Mr. Vincent Cammarata, one of the Company’s Directors, was engaged to assist in evaluating and facilitating the transaction. At the time of the asset acquisition, Mr. Vincent Cammarata did not hold any direct or indirect equity ownership interest in HealthPoint Plus, Inc. prior to his involvement in evaluating the transaction. Mr. Cammarata first became involved with the HealthPoint Plus assets in or around March 1, 2024, in connection with the potential acquisition by EcoPlus, Inc.

Mr. Cammarata’s involvement in the transaction was limited to assisting in the evaluation and structuring of the acquisition on behalf of the Company, and he did not receive any direct financial benefit from the transaction other than through his general equity interest in EcoPlus, Inc.

Mr. Vincent Sablone, also a director of the Company, was previously a passive investor in HealthPoint Plus, Inc. prior to the cessation of its operations and was not involved in its management or day-to-day activities.

Following the transfer of assets from HealthPoint Plus, Inc. to HealthPoint Plus Holding, Inc., certain former investors, including Mr. Sablone, held ownership interests in HealthPoint Plus Holding, Inc. As a result, Mr. Sablone had an indirect interest in the assets at the time EcoPlus acquired them.

EcoPlus, Inc. does not have access to records sufficient to determine the precise percentage ownership held by Mr. Sablone in HealthPoint Plus, Inc. at the time of its operations. Based on available information and management’s reasonable estimate, such ownership is believed to have been approximately 10%. This estimate is provided to give investors context regarding potential related party considerations.

The assets acquired included several categories of identifiable intangible assets:

•Technology-related intangibles, consisting of early-stage software components and clinical protocols designed to support remote diagnosis and treatment workflows. These assets were in an early stage of development and were not generating revenue at the time of acquisition.

•Customer-related intangibles, consisting primarily of relationships with a network of healthcare providers and medical extenders associated with the HealthPoint Plus concept. These relationships were informal in nature and not governed by long-term contractual agreements.

•Relationships with prior investors and stakeholders were considered in evaluating the overall strategic value of the acquisition; however, such relationships were not separately recognized as identifiable intangible assets for accounting purposes.

The total purchase consideration for the transaction was $50,000 in cash and 10,000,000 shares of the Company’s Series C Preferred Stock. Based on the estimated fair value of the shares at the time of issuance, the total purchase price was approximately $2,650,000.

The Company allocated the total purchase consideration of approximately $2,650,000 to identifiable intangible assets based on management’s estimate of their relative fair value. The allocation was informed by the nature of the assets acquired, their stage of development, and their expected future economic utility.

The allocation of the purchase price is consistent with the amounts disclosed in the financial statement footnotes and is summarized as follows:

•Telehealth platform software and database technology: approximately $1,750,000.

•Device-related intellectual property, prototypes, and development plans: approximately $650,000.

•Domain names, trademarks, and brand-related assets: approximately $250,000.

Management did not obtain an independent third-party valuation in connection with this transaction. The valuation was based on internal estimates using a cost-based approach and consideration of comparable development efforts, consistent with Level 3 fair value inputs under ASC 820..

Company Overview and Plan of Operation

Overview

EcoPlus, Inc.’s mission is to be a nutraceutical company focused on innovation in health and wellness. The Company utilizes artificial intelligence (“AI”), together with existing industry knowledge and scientific research, to support the development and marketing of high-quality nutraceutical products.

For purposes of this Offering, “artificial intelligence” refers to commercially-available machine learning models and natural language processing tools that assist in analyzing data, identifying trends, and supporting product development concepts. The Company’s current use of AI is limited to licensed third-party and open-source tools. The Company has not developed, and does not currently own, any proprietary artificial intelligence technology.

The Company’s use of artificial intelligence is limited to commercially available, third-party tools and platforms that are licensed under standard commercial terms. These tools are used to assist with data analysis, product ideation, marketing content development, and general business operations.

The Company currently utilizes widely available artificial intelligence tools, including commercially available natural language processing and data analysis platforms, which are licensed under standard commercial terms. These tools are not material to the Company’s operations individually, and the Company does not depend on any single provider. The cost associated with these tools is not currently significant to the Company’s financial condition, and management believes comparable alternatives are readily available if needed.

The Company does not own or license any proprietary artificial intelligence models, algorithms, or underlying technology. The licenses for these tools are generally non-exclusive, non-transferable, and cancellable on a subscription or usage basis, and do not grant the Company any ownership rights in the underlying technology.

The Company does not rely on any single artificial intelligence provider as a critical component of its operations, and management believes that alternative tools offering similar functionality are readily available in the marketplace.

The Company’s use of artificial intelligence is intended to support, but not replace, human decision-making. All material outputs generated with the assistance of AI are subject to internal review prior to use in product development, marketing, or other business activities. The Company does not depend on artificial intelligence for the core functionality of its products, and its business is not dependent on continued access to any specific artificial intelligence platform.

The Company uses AI tools as a supplementary resource to assist in identifying general market trends, evaluating publicly available information, and supporting internal brainstorming related to product formulation, branding, and marketing strategies. These tools do not independently determine product formulations or business decisions.

Every product developed by the Company is based on management’s review of publicly available research, including peer-reviewed studies where available, and is manufactured by third-party suppliers in FDA-registered facilities. The Company does not rely on artificial intelligence to validate scientific claims.

The Company intends to use artificial intelligence as one of several tools to support its operations, but its business model is not dependent on artificial intelligence, and management believes its operations could continue without material disruption if such tools were no longer available.  Any disruption in access to such tools could require us to identify alternative providers, which may result in temporary operational inefficiencies.

The Company will ensure that all product claims comply with applicable FDA and FTC regulations, and intends to maintain legal review of labeling and marketing materials to mitigate regulatory risk.

The Opportunity

•The global nutraceutical market is projected to exceed $650 billion by 2030.

•The transformative power of AI makes possible rapid product formulation, marketing plans, and sales offerings. The Company believes that advances in artificial intelligence tools may improve efficiency in product development, marketing, and data analysis, although all outputs are subject to internal review and validation.

•Management believes that the software industry has conditioned consumers to accept recurring subscriptions. For example, Apple offers subscriptions for Music+, TV+, Arcade, News+, Fitness+, iCloud+, and AppleCare.  The music industry has shifted from selling records and CDs to subscription services from Apple, Spotify, Amazon, or Pandora. Management believes that the subscription model can be applied to Nutraceuticals for predictable revenue.

The Company’s reference to the global nutraceutical market opportunity is based on published third-party research. According to Mordor Intelligence Nutraceuticals Market – Size, Share, Industry Analysis, Forecast (2025–2030), the global nutraceuticals market was valued at approximately $513 billion in 2025 and is projected to grow to an estimated $657 billion by 2030.

These projections reflect general industry expectations regarding consumer demand for preventative healthcare, rising healthcare costs, and the increasing popularity of functional foods and dietary supplements. The Company has not independently verified the underlying data, assumptions, or methodologies used by third-party research firms. Market projections should not be interpreted as precise predictions of future performance but rather as general indications of potential industry size if current trends continue. Actual market conditions may differ materially from these estimates due to factors such as changes in consumer preferences, regulatory developments, global economic conditions, and competitive dynamics.

Acquisition of Synaptic Scientific

On January 13, 2026, the Company completed an asset acquisition of certain assets associated with Synaptic Scientific. The transaction was structured as an asset purchase and did not involve the acquisition of the legal entity or the assumption of its liabilities.

The total consideration transferred in the transaction was approximately $35,000, consisting of (i) $10,000 in cash and (ii) $25,000 in Class C Convertible Preferred Stock of the Company. The equity consideration was determined based on a negotiated value between the parties and reflects the agreed-upon fair value of the transferred intellectual property and related assets.

The assets acquired include inventory (approximately 900 bottles of finished product), common-law trademark rights, product formulations, supplier relationships, customer lists, websites and domain names, social media accounts, marketing materials, and other digital and intellectual property assets associated with the Synaptic Scientific brand.

The Company accounted for the transaction as an asset acquisition in accordance with ASC 805. The total consideration was allocated to the acquired assets based on management’s estimate of their relative fair value. Due to the early-stage nature of the acquired business and the absence of reliable standalone valuations for the individual asset components, management performed a high-level allocation of the purchase price between major asset categories.

Approximately $10,000 of the purchase price was allocated to inventory, based on the estimated resale value of the finished goods at the time of acquisition. The remaining approximately $25,000 was allocated to identifiable intangible assets, including trademarks, formulations, customer-related assets, and digital and marketing assets.

Management determined the allocation based on the negotiated transaction value, the condition and expected resale value of the inventory, and the perceived value of the brand and associated intellectual property. No third-party valuation was obtained in connection with this transaction.

The Company believes that the consideration transferred and the resulting allocation represent a reasonable estimate of the fair value of the assets acquired at the time of the transaction. The Company may refine the allocation if additional information becomes available.

Market Entry – NeuroBalance Femme

Our first product is called NeuroBalance Femme. NeuroBalance Femme is a nutraceutical formulated to support women aged 40 to 60 who are navigating the physical and emotional challenges of menopause and perimenopause. NeuroBalance Femme contains no hormones, no soy, and no synthetic additives - only natural, clinically studied ingredients chosen for their effectiveness and safety.

Product Development and Intended Use

NeuroBalance Femme was formulated under the guidance of our medical advisor, Dr. Gerard Dileo, with the intention of supporting women aged 40 to 60 as they navigate the physical and emotional changes associated with menopause and perimenopause. Dr. DiLeo is a retired board-certified obstetrician-gynecologist with over 30 years of clinical and academic experience treating women. He practiced in the New Orleans area and served in academic roles at the University of South Florida College of Medicine, where he was the Director of Pelvic Pain in the Department of Obstetrics and Gynecology.

The product has not been clinically tested by the Company for menopause, perimenopause, or any other specific medical application. The formulation is based on the history of traditional use and published research on individual ingredients.

Investors should be aware that any potential application of NeuroBalance Femme to menopause or perimenopause is preliminary and speculative. There can be no assurance that the product will achieve its intended effects in this population, or that future research will confirm the findings of existing studies on individual ingredients.

Supplement Formulation and Scientific Background

NeuroBalance Femme is formulated with botanicals that have been the subject of published research and traditional use for supporting aspects of cognitive and hormonal health. Ingredients include saffron extract, ashwagandha root, sage leaf extract, bacopa monnieri extract, and maca root extract.

Mental clarity

Sage leaf extract: Clinical research has shown that Salvia lavandulaefolia (Spanish sage) may enhance certain measures of memory in healthy young adults. See, e.g., Tildesley, N.T.J., et al., “Salvia lavandulaefolia (Spanish sage) enhances memory in healthy young volunteers,” Pharmacology Biochemistry and Behavior, Vol. 75, Issue 3 (2003).

Bacopa monnieri: Bacopa has been the subject of multiple randomized controlled trials suggesting potential benefits for memory and cognitive performance. See, e.g., Stough, C., et al., “The chronic effects of an extract of Bacopa monniera (Brahmi) on cognitive function in healthy human subjects,” Psychopharmacology, Vol. 156, No. 4 (2001).

Saffron extract: Clinical studies have investigated saffron (Crocus sativus L.) for its mood-supporting properties. See, e.g., Akhondzadeh, S., et al., “Crocus sativus L. in the treatment of mild to moderate depression: a double-blind, randomized and placebo-controlled trial,” Journal of Ethnopharmacology, Vol. 97, Issues 2–3 (2005).

Hormonal balance

Ashwagandha root: Clinical studies suggest that ashwagandha root extract may reduce stress and help regulate cortisol levels. See, e.g., Chandrasekhar, K., et al., “A prospective, randomized double-blind, placebo-controlled study of safety and efficacy of a high-concentration full-spectrum extract of Ashwagandha root in reducing stress and anxiety in adults,” Indian Journal of Psychological Medicine, Vol. 34, No. 3 (2012).

Maca root extract: Research on maca (Lepidium meyenii) has examined its potential role in supporting mood, energy, and aspects of sexual health. See, e.g., Gonzales, G.F., et al., “Effect of Lepidium meyenii (maca) on sexual desire and its absent relationship with serum testosterone levels in adult healthy men,” Journal of Ethnopharmacology, Vol. 77, Issues 2–3 (2001).

Some studies have also evaluated maca in postmenopausal women. See, e.g., Brooks, N.A., et al., “Beneficial effects of Lepidium meyenii (maca) on psychological symptoms and measures of sexual dysfunction in postmenopausal women,” Menopause, Vol. 15, No. 6 (2008).

These ingredients were selected because of their history of traditional use and the availability of published clinical research exploring their potential benefits. However, the Company does not and cannot state or imply that NeuroBalance Femme - or any ingredient therein – has been determined to be “safe” or “effective” by the U.S. Food and Drug Administration (“FDA”) or any foreign regulatory authority. Only such regulators have the authority to make those determinations.

Future products that the Company considers marketing will be subject to the same standard: they will be formulated with ingredients that have a history of traditional use and/or that have been the subject of scientific research, with disclosures carefully crafted to avoid overstating regulatory determinations.

We have secured a manufacturer who can produce the product for $4.51 per bottle.  We are finalizing the label and packaging.

Websites

The Company maintains two websites:

www.ecopluscorporate.com

This is the Company’s corporate website and provides general information about the Company. It is not intended for product sales.

www.neurobalancefemme.com

This website functions as the Company’s primary landing page and online storefront for product sales. Customers will be directed here to purchase the Company’s nutraceutical products.

The website is in development but nearing its launch state, as shown below:

The Company is in the process of implementing a multi-layered cybersecurity and website reliability program to protect both websites, ensure uptime, and safeguard customer information. As of the date of this Offering Circular:

Hosting, SSL encryption, and regular backups are in place.

Firewalls, intrusion detection, and automated software updates are in progress and are expected to be fully implemented within 90 days of this offering’s qualification.

Cybersecurity insurance coverage is expected to be secured within 60 days of qualification.

A dedicated cybersecurity officer will be hired within 120 days following completion of this offering to oversee the program and incident response.

Despite these steps, the risk of a cybersecurity breach or systems failure remains, which could negatively impact sales and the Company’s reputation.

Market Expansion

There’s a strong opportunity to build a complementary product line for the same demographic. Products the company is considering, but have not yet decided to market, include:

BoneBalance Femme

•Focus: Bone density and strength support

•Key Ingredients: Calcium citrate, Vitamin D3, K2 (MK-7), Magnesium, Boron

SleepEase Femme

•Focus: Sleep quality and night sweats

•Key Ingredients: Melatonin (low-dose), L-Theanine, Magnesium Glycinate, Lemon Balm, Magnolia Bark

CardioSupport Femme

•Focus: Heart health and circulation

•Key Ingredients: CoQ10, Omega-3s, Garlic extract, Grape seed extract, Vitamin B6/B12

AdrenaCalm Femme

•Focus: Stress resilience and adrenal support

•Key Ingredients: Ashwagandha, Rhodiola Rosea, B-Complex, Schisandra, Holy Basil

MetaboBalance Femme

•Focus: Metabolism, weight management, and insulin sensitivity

•Key Ingredients: Chromium, Berberine, Green Tea Extract, Alpha-Lipoic Acid, Inositol

LibidoLift Femme

•Focus: Sexual wellness and vaginal health

•Key Ingredients: Maca root, Tribulus terrestris, Shatavari, Vitamin E, DHEA (optional for certain markets)

GlowBalance Femme

•Focus: Skin elasticity, hair health, and collagen support

•Key Ingredients: Collagen peptides, Hyaluronic acid, Biotin, Silica, Vitamin C

Our plan is to use feedback from direct-to-consumer marketing of our nutraceuticals sector to formulate our plan for expansion into other sectors of the healthcare industry.

Management believes that after its nutraceutical supply chain is established, a second phase of our growth plan shall be to partner with and/or acquire the vendors we do business with.  We have not yet begun any partnerships with any manufacturers and so far, we only have vendor-customer relationships with the manufacturers we have done business with.  However, Management believes that by leveraging the advantage of generating revenue inside public companies over private companies, EcoPlus seeks to grow a powerful and profitable entity that could consolidate companies that provide high-quality supplements in established niches.

Our plan is to use feedback from direct-to-consumer marketing of our nutraceuticals sector to formulate our plan for expansion into other sectors of the healthcare industry because the Company’s new plan for growth in the healthcare industry is to acquire and consolidate nutraceutical production and other health and wellness businesses, such as fitness centers, spas, nutrition stores, and wellness clinics. Management believes these businesses provide a better entry into the healthcare sector as we believe that patients and customers and patients are searching for convenient and holistic solutions for the health and well-being.

Management does not plan to use any Use of Proceeds for acquisitions until at least $1 million USD has first been raised and deployed to produce, distribute, and market nutraceuticals.  See Use of Proceeds on page 23.

Summary of Current Operational Status

We maintain an active Board of Directors which meets regularly, and management is engaged in ongoing operational activities including product development, supplier negotiations, and the build-out of marketing infrastructure. In addition, the Company recently appointed a new President and Chief Executive Officer, reflecting the Board’s active oversight and ongoing corporate development.

Our first planned product is NeuroBalance Femme, a nutraceutical dietary supplement. The Company has secured a supply partner to manufacture the product under cGMP standards. The raw materials for the formulation consist of widely available botanical extracts (e.g., saffron, ashwagandha, sage, bacopa, maca), which are obtainable through established nutraceutical ingredient suppliers. The Company does not anticipate any significant supply constraints.

Distribution of NeuroBalance Femme is planned through a combination of e-commerce (direct-to-consumer via the Company’s website and leading online marketplaces) and practitioner distribution channels. The Company has already developed the branding and digital assets necessary for this launch and is coordinating with its supply partner to finalize production timelines. Commercial sales have not yet commenced, as the Company is awaiting qualification of this Offering to fund its initial production run; however, management has taken the steps described above to establish a functioning business and intends to initiate product launch activities promptly following qualification.

Plan of Operation

The Company has obtained quotes for manufacturing at $4.51 per bottle, negotiated with supply partners, and initiated digital marketing infrastructure. This cost structure provides management with a clear understanding of gross margin potential and readiness to place production orders. A portion of the proceeds of this Offering will be used to immediately place the first inventory order, complete packaging, and launch a direct-to-consumer marketing campaign.

Our plan is to use feedback from direct-to-consumer marketing of our nutraceutical products to refine our operating model and product pipeline. Management intends to focus first on establishing and scaling the nutraceutical line before pursuing disciplined expansion opportunities in adjacent healthcare sectors.

Employees

As of the date of this Offering Circular, the Company has 4 employees, including its officers, of which 2 are part-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company are individual and standard for the industry.

Our part-time employees hold the positions of President and Chief Compliance Officer. Our contract employees (5-20 hours per week) hold the positions of Administrative Assistant and Digital Marketing Associate. None of the employees of the original EcoPlus (grease reclamation) have been retained.

Property

Our Company rents shared office space on a month-to-month basis. The office is located at 120 Washington Street, STE 202 Salem, MA 01970. There are currently no formal lease or rental agreements in place in relation to this office space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Years Ended October 31, 2025 and October 31, 2024

The Company generated no revenues during the years ended October 31, 2025 and October 31, 2024. Accordingly, the Company did not incur any cost of goods sold during either period.

The Company reported no operating expenses during the years ended October 31, 2025 and October 31, 2024. The Company remains in the development stage and has not yet commenced revenue-generating operations. Although the Company reported no operating expenses during the periods presented, management notes that certain costs, including accrued compensation and administrative expenses, were deferred, not paid in cash, or otherwise not recognized due to the early-stage nature of operations and limited activity during the periods.

As a result of the foregoing, the Company reported no net income or net loss during the years ended October 31, 2025 and October 31, 2024.

Management expects operating expenses to increase materially following the qualification of this Offering as the Company begins product manufacturing, inventory purchases, marketing activities, website operations, professional services, and other activities associated with the launch and expansion of its nutraceutical business.

Liquidity and Capital Resources

As of October 31, 2025, the Company had no cash and total assets of $2,650,000, consisting primarily of intangible assets acquired in connection with the HealthPoint Plus asset acquisition. The Company had total liabilities of $50,000 and stockholders’ equity of $2,600,000.

During the years ended October 31, 2025 and October 31, 2024, the Company had no cash provided by or used in operating, investing, or financing activities. The Company has financed its activities primarily through equity issuances and related-party support and has not yet generated operating revenues.

The Company's ability to continue operations and execute its business plan is dependent upon obtaining additional capital. Management believes that the proceeds from this Offering, if successfully completed, will provide the working capital necessary to commence commercial operations, including inventory purchases, marketing initiatives, product launches, and general corporate activities.

The Company's financial statements have been prepared assuming that it will continue as a going concern. As discussed in the accompanying financial statements, the Company's lack of revenues and dependence on future financing raise substantial doubt about its ability to continue as a going concern. Management's plans to address this uncertainty include raising capital through this Offering and pursuing revenue-generating operations in the nutraceutical sector.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this offering. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluated subsequent events that have occurred after the balance sheet date of June 30, 2023, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since	Approximate Hrs/Week
Alan Forbes*	President and CEO	60	September 2025	40
Vincent Sablone*	Director	65	October 2023	5
Vincent Cammarata*	Director	68	October 2023	5
	Chief Compliance Officer	60	April 2025	20

*The address of these individuals is: c/o EcoPlus, Inc., 120 Washington St, STE 202, Salem, MA 01970.

Robert Alan Forbes, CEO/President

Robert (Alan) Forbes is a seasoned entrepreneur and business leader with over five decades of experience in technology and emerging growth companies. Mr. Forbes previously served as Liaison to the Board and Chief Compliance Officer of the Company, where he ensured effective communication between executive leadership and the Board of Directors while overseeing the Company’s compliance with applicable laws, regulations, and internal policies. He brings a strong background in corporate governance, operational oversight, and regulatory adherence, supporting the Company’s commitment to transparency and accountability.

In addition to his leadership roles at EcoPlus, Mr. Forbes serves on the board of Mcloud, a publicly traded company listed on the Bombay Stock Exchange, providing him with direct experience in public company governance and compliance.

Mr. Forbes holds a Bachelor of Science in Business Administration from Bryant University and a Master of Business Administration from Babson College.

Vincent Sablone, Director

Vincent A. Sablone is a seasoned professional with over 40 years of supply chain experience. His career has been marked by exceptional attention to detail, effective communication skills, and a proven track record of success. As a dedicated buyer at Raytheon BBN Technologies Corporation, Vincent has consistently demonstrated his ability to thrive in a fast-paced environment, manage logistics, and provide outstanding customer service.

Vincent’s tenure at Raytheon BBN Technologies spans 10-plus years, since 2014 up to date, during which he has contributed significantly to the organization’s success. His responsibilities include procurement, negotiation, and ensuring the timely delivery of goods and services. Vincent’s meticulous approach to managing the supply chain has been instrumental in maintaining operational efficiency.

Vincent’s leadership skills shine through his experience as a Production Control Manager. He successfully led a team of 16 professionals, overseeing production schedules, inventory management, and quality control. His ability to coordinate complex processes and meet deadlines has been pivotal in achieving organizational goals.

Vincent’s educational background includes a solid foundation in business administration. His degree from the University of New England reflects his commitment to continuous learning and professional development.

Vincent Cammarata, Director

Vincent C. Cammarata is a seasoned entrepreneur and business leader with over five decades of experience. As the founder of Majestic Sales, Inc., he successfully grew the company to exceed $100 million in revenue. Mr. Cammarata has played pivotal roles in both public and private sectors as an investor, and he has expertly facilitated numerous mergers and acquisitions. Renowned for his professionalism, he possesses extensive expertise in business development and finance. Throughout his career, Mr. Cammarata has consistently demonstrated a remarkable ability to create and nurture successful enterprises.

As the visionary Founder of Majestic Sales, Inc., Vincent C. Cammarata established and led one of the foremost companies in the grocery food diversion industry.

Key Responsibilities and Achievements: (i) Leadership: Spearheaded the strategic direction of Majestic Sales, driving the company’s growth to exceed $100 million in annual revenue; (ii) Business Development: Developed and nurtured robust relationships with major manufacturers and distribution networks, ensuring a steady supply of high-quality products at competitive prices; (iii) Operational Oversight: Managed day-to-day operations with a focus on efficiency and profitability, overseeing all aspects of the business including procurement, logistics, and sales; (iv) Market Expansion: Identified and capitalized on new market opportunities, expanding the company’s footprint and diversifying its product offerings; (v) Financial Management: Implemented sound financial strategies that maximized profits and supported sustainable growth, including meticulous budget management and cost control measures; (vi) Team Leadership: Built and led a high-performing team, fostering a culture of excellence and continuous improvement through effective leadership and mentorship; (vii) Sales and Marketing Expertise: Designed and executed comprehensive sales and marketing strategies that increased market share and brand visibility, leveraging both traditional and innovative channels; (viii) Mergers and Acquisitions: Successfully facilitated multiple mergers and acquisitions, enhancing the company’s competitive edge and expanding its market presence.

Vincent holds an educational background in business administration, having earned his degree from Northeastern University. This academic achievement underscores his dedication to ongoing learning and professional growth.

Board of Directors

Our board of directors currently consists of three directors, none of which are considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established. Members of the board of directors serve for the term of one year or until replaced. Members of the board may serve for more than one consecutive term.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended October 31, 2024.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Vincent Sablone	Director	$1,000	-	$1,000
Vincent Cammarata	Director	$2,000	-	$2,000
Robert Alan Forbes	President & CEO	$0	Stock, see below	$0

Employment Agreements

Amy Brimicombe

Effective May 1, 2024, Amy Brimicombe was appointed Chief Executive Officer and a member of the Board of Directors of the Company. On the same date, the Company entered into a Compensation Agreement with Ms. Brimicombe pursuant to which she agreed to serve as Chief Executive Officer and Director of the Company. The Company agreed to pay monthly compensation of $2,000, consisting of $1,000 per month for her role as Chief Executive Officer and $1,000 per month for her service as a member of the Board of Directors.

Ms. Brimicombe resigned as Chief Executive Officer and Director effective August 31, 2025, and was succeeded by Alan Forbes effective September 1, 2025.

Vincent Sablone

Effective May 1, 2024, Mr. Sablone was appointed as a member of the Board of Directors of the Company. On October 1, 2024, the Company entered into an Employment Agreement with Mr. Sablone pursuant to which he agreed to continue serving as a member of the Board of Directors and provide strategic guidance to the Company. The Company agreed to pay monthly compensation of $1,000.

Vincent Cammarata

Effective May 1, 2024, Mr. Cammarata was appointed Chairman of the Board of Directors of the Company. On October 1, 2024, the Company entered into an Employment Agreement with Mr. Cammarata pursuant to which he agreed to continue serving as Chairman of the Board and lead the effective functioning of the Board of Directors. The Company agreed to pay monthly compensation of $2,000.

Robert Alan Forbes

On April 15, 2025, the Company entered into an Agreement for Special Liaison to the Board with Robert Alan Forbes pursuant to which Mr. Forbes agreed to assist the Company with its Regulation A offering efforts, mergers and acquisitions activities, and provide strategic guidance to the Board of Directors. As compensation, Mr. Forbes became entitled to receive 15,000 preferred shares per month and certain performance-based equity awards tied to the qualification of the Company's Regulation A offering and future acquisitions.

On August 14, 2025, the Company entered into an Employment Agreement with Mr. Forbes pursuant to which he was appointed President and Chief Executive Officer of the Company. Effective September 1, 2025, Mr. Forbes succeeded Amy Brimicombe as President and Chief Executive Officer. Under the Employment Agreement, Mr. Forbes is entitled to receive compensation of $1,000 per month until qualification of the Company's Regulation A offering, together with additional salary, equity compensation, and severance benefits as set forth therein.

Everyone Else

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

Mr. Forbes receives an equity grant of 15,000 preferred shares, convertible at 20:1, per month, effective from April 2025.  He will also be entitled to 100,000 Preferred Shares upon successful qualification of the Company’s Reg A offering, 100,000 Preferred Shares upon the successful acquisition of an existing operating company approved by the board, and 50,000 Preferred Shares for each additional acquisition executed under his guidance or with his direct involvement, approved by the board.

Vincent Sablone holds 1,036,000 shares. Amy Brimicombe has been granted 250,000 shares and Vin Cammarata with 250,000 shares.  As of June 2025, Alan Forbes has been granted 45,000 shares (this amount goes up monthly, see above), We have not adopted any other long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our other executive officers or directors received, nor do we have any other arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth information regarding beneficial ownership of each class of our voting securities as of April 3, 2026,  Unless otherwise indicated and subject to community property laws, each shareholder named below has sole voting and investment power with respect to their shares.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes securities over which a person has voting or dispositive power. Shares held by entities are attributed to individuals who have control over such entities.

Series A Preferred Stock

(1 share outstanding)

Name and Position	Shares Beneficially Owned	Percent of Class
HealthStar Capital, LLC (record owner)	1	100%
Vincent Cammarata (beneficial owner)	1	100%

Vincent Cammarata is the sole member and manager of HealthStar Capital, LLC and is the only person with voting and investment control over the securities held by HealthStar Capital, LLC. Accordingly, Mr. Cammarata is the sole beneficial owner of the Series A Preferred Stock and the Series B Preferred Stock held by HealthStar Capital, LLC.

Corporate Structure – Key Ownership and Voting Control

Vincent Cammarata

Beneficial Owner

100% owner and manager of HealthStar Capital, LLC

HealthStar Capital, LLC

Record Owner of:

EcoPlus, Inc.

(OTC: ECPL)

HealthStar Capital, LLC holds controlling voting interest in EcoPlus, Inc.

HealthStar Capital, LLC is owned and controlled by Vincent Cammarata, who is the beneficial owner of the Series A and Series B Preferred Stock.

The ownership structure may be summarized as follows: Vincent Cammarata owns HealthStar Capital, LLC, which owns shares of EcoPlus, Inc., which owns assets acquired from HealthPoint Plus Holdings.

Series B Preferred Stock

(49,000,000 shares outstanding)

Name and Position	Shares Beneficially Owned	Percent of Class
HealthStar Capital, LLC (record owner)	49,000,000	100%
Vincent Cammarata (beneficial owner)	49,000,000	100%

The number of shares of Common Stock issuable upon conversion of Series B Preferred Stock is subject to the availability of authorized shares of Common Stock.

Series C Preferred Stock

(4,350,066 shares outstanding)

Name and Position	Shares Beneficially Owned	Percent of Class
HealthPoint Plus Holding, Inc.	2,814,066	64.68%
Vincent Sablone, Officer/Director	1,286,000	29.57%
Amy Brimicombe, Former Officer	250,000	5.75%

HealthPoint Plus Holding, Inc. was initially granted 4,350,066 shares of Series C Preferred Stock in December 2024. Subsequent transfers were made from HealthPoint Plus Holding, Inc. to certain individuals, including Mr. Vincent Sablone and Ms. Amy Brimicombe, as reflected above.

Mr. Sablone and Ms. Brimicombe hold their Series C Preferred Stock directly and are deemed beneficial owners of such shares.

Mr. Robert Alan Forbes is entitled to receive Series C Preferred Stock pursuant to contractual arrangements with the Company; however, as of the date of this Offering Circular, such shares have not yet been issued or recorded with the Company’s transfer agent and, accordingly, are not reflected in the table above

Common Stock (on an as-converted basis)

The Company currently has 29,230,174 shares of Common Stock outstanding.

A total of 4,350,066 shares of Series C Preferred Stock are outstanding, which are convertible into 87,001,320 shares of Common Stock at a conversion ratio of 20:1.

Assuming (i) full conversion of all Series C Preferred Stock and (ii) the sale of the maximum 200,000,000 shares of Common Stock offered in this Offering, the total number of shares of Common Stock outstanding would be 316,231,494.

Name and Position	Shares Beneficially Owned (As Converted)	Percent of Class
HealthPoint Plus Holding, Inc.	56,281,320	17.80%
Vincent Sablone, Officer/Director	25,720,000	8.13%
Amy Brimicombe, Former Officer	5,000,000	1.58%

Control by Principal Shareholder Creates Significant Risks for Common Shareholders

Vincent Cammarata, through his ownership and control of HealthStar Capital, LLC, holds all of the Company’s Series A Preferred Stock and Series B Preferred Stock. As a result of the rights associated with these securities, Mr. Cammarata has effective voting control over the Company.

The Series A Preferred Stock carries super-voting rights that entitle the holder to voting power equal to four times the total number of all other outstanding shares of capital stock on an as-converted basis. This voting structure enables Mr. Cammarata to control the outcome of virtually all matters submitted to shareholders for approval, including the election of directors, amendments to the Company’s articles of incorporation, and approval of mergers or other significant corporate transactions.

In addition, the Series B Preferred Stock is convertible into Common Stock at a substantial conversion rate relative to its par value. While full conversion of such shares is currently limited by the number of authorized shares of Common Stock, any future increase in authorized shares or conversion of these securities could result in significant dilution to holders of Common Stock.

As a result of these factors, holders of Common Stock will have limited ability to influence the Company’s management, policies, or strategic direction. The interests of Mr. Cammarata may not be aligned with those of other shareholders, and his control may discourage or prevent transactions, including potential changes of control, that other shareholders may consider favorable.

Investors should be aware that this concentration of control may have anti-takeover effects and could materially impact the value and liquidity of the Company’s Common Stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC and HealthStar Capital, LLC, an entity owned and controlled by Vincent Cammarata, for the sale of the company’s controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock.

While the Company acknowledges that Mr. Sablone had a prior interest in HealthPoint Plus, the asset purchase was structured to avoid assumption of liabilities and was approved by disinterested members of the Board. No fairness opinion was obtained, but the Board believes the transaction was in the best interests of shareholders based on the strategic need to establish operations in the healthcare sector at the time.

At the time of the HealthPoint Plus asset acquisition, Amy Brimicombe served as President of HealthPoint Plus Holding, Inc. and Chief Executive Officer of EcoPlus, Inc. Ms. Brimicombe did not own any equity interest in HealthPoint Plus Holding, Inc. and did not receive any separate compensation or transaction consideration in connection with the acquisition. Vincent Sablone, a director of the Company, had previously been a passive investor in HealthPoint Plus, Inc. and subsequently held an ownership interest in HealthPoint Plus Holding, Inc. The Board considered these relationships when evaluating the transaction and determined that the acquisition was in the best interests of the Company and its shareholders.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of EcoPlus, Inc, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Wyoming. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Wyoming provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of EcoPlus, Inc. with any corporation, or any liquidation or disposition of any substantial assets of EcoPlus, Inc. Due to disparate voting rights of our Series A and Series B classes of preferred stock, holders of our Common Stock will have little to no influence over the outcome of a shareholder vote.

Preferred Stock

The Company is authorized to issue 300,000,003 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is 69,000,299 shares, 1 share designated as Series A Preferred (“Series A”), 49,000,298 shares designated as Series B Preferred (“Series B”) and 20,000,000 shares designated as Series C Preferred (“Series C”).

Series A

The Series A preferred share converts into the number of shares common stock, equal to four times the sum of all shares of Capital Stock outstanding on an as-converted basis (excluding shares of Class A preferred stock) divided by the number of shares of Class A preferred stock issued and outstanding, and votes on an as-converted basis.

Series B

The Series B Preferred has the following designations: Each share of Series B Preferred Stock shall have two votes for any election or other vote placed before the shareholders of the Corporation. The Series B Preferred Stock converts into common stock at .01 divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time.

Series C

With the consent of the holders representing majority of the issued and outstanding shares of Series C, each share of Series C Preferred share may be convertible into 20 shares of common stock. Series C is non-voting stock.

Voting

Holders of our common stock and preferred stock vote together as a single class on all matters presented to shareholders for a vote. Holders of our Preferred Stock may vote separately as a class on any matters directly related to that particular share class. Shares of our Preferred Stock which are convertible into shares of Common Stock are converted at the voluntary election of each shareholder; there are no provisions for mandatory conversions.

Stock Classes Summary

The following table summarizes the conversion rights of the Company’s preferred stock:

Common Stock	Preferred Stock
•One vote per share •Dividends at board’s discretion •Shares in residual assets after liquidation •No cumulative or preemptive rights

Series A

•There is only one share of this class.

•Converts to common stock at four times the number of outstanding common shares

•The holder of this share has ultimate control of the company.

Series B

•Two votes per share

•Convertible to common stock at 0.01 divided by the par value of the common stock; this is a significant discount.

Series C

•Convertible on demand by the holder

•Non-voting, until converted

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.  The Company may terminate the Offering without a closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

Upon receipt of a subscription agreement and accompanying funds, the Company anticipates completing the necessary due diligence and payment processing within 5 to 10 business days. This period allows for verification of investor qualifications, compliance with applicable securities laws, and confirmation of fund clearance. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Company Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. Although subscriptions are irrevocable once accepted, investors will retain the right to cancel their subscription up until the Company countersigns the Subscription Agreement. No funds will be drawn down or allocated until subscription documents are approved and accepted

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Securities Transfer Corporation to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Return of Funds if Subscription is Rejected

In the event that a subscription is rejected, either in whole or in part, the Company will promptly return the corresponding funds to the investor without interest, penalty, or deduction. If funds were held in an escrow account, they will be returned in accordance with the terms of the escrow agreement. This process ensures that investors are not adversely affected by a rejection of their subscription.

Disputes

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoming. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Wyoming as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Company’s Right to Terminate the Offering Without a Closing

The Company reserves the right to terminate the offering at any time prior to a closing, for any reason or no reason, at its sole discretion. In such cases, all subscription funds received will be returned to the respective investors promptly and without interest, penalty, or deduction. This provision ensures flexibility for the Company to respond to changing market conditions or other considerations that may impact the viability of the offering.

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N. Dallas Parkway Suite 380 Plano, TX 75093. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Dividend Policy

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

Shares Eligible for Future Resale

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 229,230,174 shares of Common Stock outstanding shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $[Offering Price x Shares Offered] at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Offering Period and Expiration Date

This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

In General.  If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to the Company at: info@ecopluscorporate.com. All relevant information will be delivered to you by return e-mail via electronic PDF format. Additionally, this Offering Circular will be available for viewing and download 24 hours per day, 7 days per week on the SEC’s website, www.sec.gov.  You may take as much time as you need to complete your due diligence and payment process, and five (5) business days is a good guideline for the time expected to be needed.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•Electronically execute and deliver to us a subscription agreement via e-mail to: info@ecopluscorporate.com; and

•Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; the reputation of the subscriber and its affiliates within the securities industry; our then-current need for a cash investment; the state of the securities markets, in general, and the market for our common stock, in particular.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer to the account from which the funds were received (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Milan Saha at milan@milangroup.us.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.  Rule 257(a) states that each issuer that has filed an offering statement for a Tier 1 offering that has been qualified pursuant to this Regulation A must file an exit report on Form 1-Z not later than 30 calendar days after the termination or completion of the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 25, 2026.

ECOPLUS, INC.

By:	/s/ Robert Forbes
Robert Forbes
CEO, Director
June 25, 2026

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Vincent Cammarata
Vincent Cammarata
Director
June 25, 2026

By:	/s/ Vincent Sablone
Vincent Sablone
Director
June 25, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Robert Forbes
Robert Forbes
CEO
June 25, 2026

PART III:

EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	07/23/2024
2.2	Bylaws		1-A/A	02/07/2025
3.1	Series C Preferred Certificate of Designation		1-A	07/23/2024
3.2	Series A Preferred Certificate of Designation		1-A/A	02/07/2025
3.3	Series B Preferred Certificate of Designation		1-A/A	02/07/2025
4.1	Subscription Agreement		1-A/A	02/07/2025
6.1	SPA dated 10/04/2023		1-A	07/23/2024
6.2	Asset Purchase Agreement with HealthPoint Plus, Inc		1-A	07/23/2024
6.3	Employment Agreement with Amy Brimicombre		1-A	07/23/2024
6.4	Employment Agreement with Vincent Sablone		1-A	07/23/2024
6.5	Employment Agreement with Vincent Cammarata		1-A	07/23/2024
6.6	Employment Agreement with Robert Alan Forbes	*
6.7	Agreement for Special Liaison to the Board with Robert Alan Forbes	*
12.1	Legal Opinion and Consent		1-A	07/23/2024

PART F/S:

FINANCIAL STATEMENTS

Interim Financial Information

The accompanying unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles applicable to interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year.

Note Regarding Intangible Assets

HealthPoint Plus, Inc. was an early-stage telehealth company that ceased active operations prior to commercializing its technology due to insufficient working capital. Prior to winding down operations, HealthPoint Plus, Inc. transferred certain intangible assets to a newly formed entity, HealthPoint Plus Holding, Inc. HealthPoint Plus, Inc. and HealthPoint Plus Holding, Inc. were affiliated entities under common control at the time of such transfer.

EcoPlus, Inc. subsequently acquired these intangible assets from HealthPoint Plus Holding, Inc. in exchange for $50,000 in cash and 10,000,000 shares of the Company’s Series C Preferred Stock.

The Company determined the total purchase consideration of $2,650,000 based on the estimated fair value of the equity issued and cash paid at the time of the transaction. Management determined the fair value of the Series C Preferred Stock based on contemporaneous internal valuation considerations, including the Company’s strategic plans, the nature and stage of development of the acquired assets, and expected future economic benefits.

The acquired intangible assets consisted primarily of (i) internally developed database and telehealth platform software, (ii) related internet domain names and trademarks, and (iii) design concepts, vendor relationships, development plans, and early-stage prototypes for five proposed remote medical monitoring devices, including a blood pressure monitor, an EKG device, and a urine test strip reader.

Subsequent to the acquisition, management performed an allocation of the total consideration to the identifiable intangible assets based on their estimated relative fair values in accordance with ASC 805. The allocation is as follows:

•Telehealth platform software and database technology: $1,750,000

•Device-related intellectual property, prototypes, and development plans: $650,000

•Domain names, trademarks, and brand-related assets: $250,000

The Company has evaluated the acquired intangible assets and determined that they have finite useful lives. However, as the assets have not yet been placed into service and are not currently being actively utilized in revenue-generating activities, amortization has not commenced. Amortization will begin when the assets are placed into service and their economic benefits are realized. Management will reassess the useful lives and amortization periods at that time.

At the time of acquisition, management intended to commercialize these assets as part of a telemedicine and remote patient monitoring platform. However, following the conclusion of the COVID-19 public health emergency and the corresponding reduction in demand for telehealth services, management elected to defer further development and commercialization efforts.

The Company evaluated the acquired intangible assets for recoverability in accordance with ASC 350-30-35-14. The Company performed a recoverability assessment at the time of acquisition and again in connection with the preparation of its financial statements. The recoverability analysis considered the expected future undiscounted cash flows associated with the assets, including potential future use cases and strategic applications within the Company’s business. Based on this analysis, management determined that the carrying value of the intangible assets was recoverable and that no impairment was required.

Significant assumptions used in the recoverability analysis included estimates of future revenue potential, timing of commercialization, and the Company’s ability to integrate the assets into its broader product strategy. The Company continues to monitor these assets for impairment as facts and circumstances change.

The Company has not abandoned these assets. Rather, they are being maintained in a non-operational or “mothballed” state while management evaluates potential future uses, including potential applications within the Company’s nutraceutical business.

Financial Statements for the Twelve Months Ended October 31, 2025, and 2024

Financial Statements

For the Twelve Months Ended

October 31, 2025, and 2024

ECOPLUS, INC

Balance Sheet

(Unaudited)

	October 31,	October 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash	$-	$-
Other current assets	-	-
Total Current Assets	-	-

Non-current Assets
Property & Equipment	-	-
Intangible Assets	2,650,000	2,650,000
Total Non-Current Assets	2,650,000	2,650,000

TOTAL ASSETS	2,650,000	$2,650,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Accounts payable - related parties	-	-
Short-term notes payable	50,000	50,000
Convertible notes payable	-	-
Current portion of note payable - vehicle	-	-
Discount on debt instrument	-	-
Total Current Liabilities	$50,000	$50,000

LONG-TERM LIABILITIES

Long-term portion of note payable - vehicle	-	-

Total Long-term Liabilities	$-	$-

Total Liabilities	$50,000	$50,000

STOCKHOLDERS’ DEFICIT		.
Preferred stock, $0.0001 par value, 300,000,000 shares authorized;
Class A preferred stock: 1 share issued and outstanding	-	-
Class B preferred stock: 49,000,298 and 49,000,298 shares issued and outstanding at October 31, 2025 and 2024, respectively	4,900	4,900
Class C preferred stock: 10,000,000 and -0- shares issued and outstanding at October 31, 2025 and October 31, 2024, respectively	1,000	1,000
Common stock, $0.0001 par value; 100,000,000,000 shares authorized 29,230,174 and 29,230,174 issued and outstanding as of October 31, 2025 and 2024, respectively	2,923	2,923
Additional paid-in capital	6,659,396	6,659,396
Accumulated deficit	(4,068,219)	(4,068,219)

Total Stockholders’ Deficit	2,600,000	2,600,000

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,650,000	$2,600,000

The accompanying notes are an integral part of these financial statements.

ECOPLUS, INC

Statements of Operations

(Unaudited)

For the Year Ended October 31,
	2025	2024

REVENUES	$-	$-
COST OF GOODS SOLD	$-	$-
GROSS PROFIT	$-	$-

OPERATING EXPENSES

Professional fees	-	-
General and administrative	-	-
Total Operating Expenses	-	-

LOSS FROM OPERATIONS	-	-

OTHER INCOME
Interest expense	-	-
Total Other Income	$-	$-

INCOME TAX EXPENSE	$-	$-

NET LOSS	$-	$-

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	29,230,174	29,230,174

The accompanying notes are an integral part of these financial statements.

ECOPLUS, INC.

Condensed Statements of Stockholders’ Deficit

(Unaudited)

	For the Year Ended October 31, 2025

	Common Stock		Preferred Stock – Series A		Preferred Stock – Series B		Preferred Stock – Series C		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance, November 1, 2024	29,230,174	$2,923	1	$-	49,000,298	$4,900	10,000,000	$1,000	$6,659,396	$-	$(4,068,219)	$2,600,000

Net loss	-	-	-	-	-	-	-	-	-	-	-	-
Balance, October 31, 2024	29,230,174	$2,923	1	$-	49,000,298	$4,900	10,000,000	$1,000	$6,659,396	$-	$(4,068,219)	2,600,000

	For the Year Ended October 31, 2024
	Common Stock		Preferred Stock – Series A		Preferred Stock – Series B		Preferred Stock – Series C		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance, November 1, 2023	29,230,174	$2,923	1	$-	49,000,298	$4,900	-	$-	$4,060,396	$-	$(4,068,219)	$-

Preferred stock issued for purchase of assets	-	-	-	-	-	-	10,000,000	1,000	2,599,000	-	-	2,600,000

Net loss	-	-	-	-	-	-	-	-	-	-	-	-
Balance, October 31, 2024	29,230,174	$2,923	1	$-	49,000,298	$4,900	10,000,000	$1,000	$6,659,396	$-	$(4,068,219)	2,600,000

The accompanying notes are an integral part of these financial statements.

ECOPLUS, INC

Statements of Cash Flows

(Unaudited)

For the Year Ended October 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$-	$-
Adjustments to reconcile net loss to net cash used in operating activities:
-
Changes in operating assets and liabilities:
Net Cash Used in Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	-	-

NET INCREASE (DECREASE) IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible notes payable and accrued interest into common stock	$-	$-
Warrants issued with convertible notes payable as debt discount
Derivative liability associated with debt discount
Common stock cancelled in exchange for warrants	$-	$-

Certain transactions during the period were non-cash in nature, including the issuance of equity in connection with asset acquisitions. These transactions have been disclosed in the notes to the financial statements in accordance with ASC 230-10-50-3 through 50-6 and are not reflected in the statement of cash flows.

The accompanying notes are an integral part of these financial statements.

ECOPLUS, INC

Notes to Unaudited Financial Statements

1.Nature of Operations

Ecoplus, Inc. and subsidiaries was incorporated in the state of Nevada on September 26, 2005. EcoPlus, Inc. (The Company) controlled a basic process and technology patent, US patent no. 7384562 issued on June 10, 2008, that dealt with Brown Grease – or more specifically with environmental waste including fats, oils and greases, typically generated as a waste product by Grease Generators. A second divisional patent, for producing a fuel by the treatment of brown grease, US Patent no 7,632,319 was issued on December 15, 2009. The company was redomiciled on July 27, 2010 into a Wyoming corporation.

On May 13, 2024, the Company entered into an Asset Purchase Agreement with HealthPoint Plus Holding, Inc., to purchase the entirety of the Company’s assets. Those assets were purchased through the issuance of 10,000,000 shares of Class – C preferred stock, and $50,000, due in 90 days.

2.Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

ECOPLUS, INC

Notes to Unaudited Financial Statements

Level 1:Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of October 31, 2025 and October 31, 2024, the Company has no cash equivalents.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ECOPLUS, INC

Notes to Unaudited Financial Statements

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Going Concern

The accompanying financial statements have been prepared on a going concern basis. For the year ended October 31, 2025, the Company had a net loss of $0, no working capital, an accumulated deficit of $4,068,219 and stockholders’ equity of $2,650,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of October 31, 2025 and October 31, 2024, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

5.Business Combinations

On January 13, 2026, the Company completed the acquisition of certain assets associated with Synaptic Scientific in a transaction accounted for as an asset acquisition under ASC 805.

The total consideration transferred was approximately $35,000, consisting of $10,000 in cash and $25,000 in Class C Convertible Preferred Shares issued by the Company.

The Company allocated the purchase price to the acquired assets based on management’s estimate of relative fair value. Due to the early-stage nature of the acquired business and the lack of reliable standalone valuations for individual asset components, the Company did not allocate the purchase price to specific intangible asset categories.

The consideration was allocated as follows:

•Inventory: $10,000

•Intangible assets: $25,000

ECOPLUS, INC

Notes to Unaudited Financial Statements

The intangible assets consist primarily of brand-related assets, including common-law trademarks, formulations, customer relationships, digital assets, and marketing-related intellectual property.

These intangible assets are considered indefinite-lived or early-stage assets and are subject to ongoing evaluation for impairment.

6.Change of Control

On May 18, 2022 Benjamin Berry was elected and consented to serve as the sole officer and director of the company and William E. Scherffius and Zev Kaplan resigned all positions. Benjamin Berry through Synergy Management Group LLC purchased one (1) Class A Convertible Preferred Share of Ecoplus, Inc. as part of the transaction.

7.Notes Payable

Short- Term Notes Payable

On May 13, 2024 as part of its purchase agreement of HealthPoint Plus Holding, Inc., the Company issued a 90 day short-term loan of $50,000 as partial payment of the purchase price.

8.Equity

Common Stock

The company reached a settlement with the Hick’s family trust on January 4, 2023 to cancel 4,017,562,769 common shares held by the family. On February 22, 2023 the First Judicial District Court of Laramie County, Wyoming issued an order approving the settlement agreement.

As of October 31, 2025, the remaining 17,562,769 shares of common stock subject to a prior court-approved cancellation have been fully cancelled by the Company’s transfer agent. These shares are no longer issued or outstanding and have been removed from the Company’s capitalization.

Any prior presentation of these shares as “common stock to be cancelled” has been corrected in the accompanying financial statements to reflect their cancellation as of the date processed by the transfer agent. The Company has updated its records to ensure that the number of issued and outstanding shares of common stock reflects this cancellation.

During the year ended October 31, 2025, the Company issued 2,392,344 shares of common stock for director services valued at $50,000.

During the year ended October 31, 2025, the Company issued 0 shares of common stock.

Preferred Stock

The Company has 209,999,000 Shares of Preferred Stock authorized, and 1 Share of Class A Preferred Stock issued and outstanding with a par value of $0.001 and 62,936,266 Shares of Class B Preferred Stock issued and outstanding with a par value of $0.0001.

On May 13, 2024, the Company issued 10,000,000 shares of Preferred Stock - Series C, as partial payment for the entirety of the assets of HealthPoint Plus Holding, Inc.

Class A - The Series A Preferred has the following designations:

Class A preferred share converts into the number of shares common stock, equal to 4 times the sum of all shares of Capital Stock outstanding on an as-converted basis (excluding shares of Class A preferred stock) divided by the number of shares of Class A preferred stock issued and outstanding, and votes on a converted basis.

ECOPLUS, INC

Notes to Unaudited Financial Statements

Class B - The Series B Preferred has the following designations:

Each share of Series B Preferred Stock shall have two votes for any election or other vote placed before the shareholders of the Corporation.

The Series B Preferred Stock converts into common stock at .01 divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time.

Class C - The Series C Preferred has the following designations:

Series C Preferred Stock is non-voting and convertible into Common Stock at a ratio of 20:1, subject to adjustment as may be determined by the Board of Directors.

Common Shares Issuable Upon Conversion of Preferred Stock

As of October 31, 2025, the Company's preferred stock was convertible into Common Stock as follows:

Series A Preferred Stock

The Company had one (1) share of Series A Preferred Stock issued and outstanding. Under the terms of the Series A designation, the share is convertible into a number of shares of Common Stock equal to four times the total number of all other issued and outstanding shares of capital stock on an as-converted basis. Based upon the Company's capitalization as of October 31, 2025, the Series A Preferred Stock was convertible into approximately 20,477,584,704 shares of Common Stock.

Series B Preferred Stock

The Company had 49,000,298 shares of Series B Preferred Stock issued and outstanding. Each share is convertible into 100 shares of Common Stock. Accordingly, as of October 31, 2025, the Series B Preferred Stock was convertible into 4,900,029,800 shares of Common Stock.

Series C Preferred Stock

The Company had 10,000,000 shares of Series C Preferred Stock issued and outstanding. Each share is convertible into 20 shares of Common Stock. Accordingly, as of October 31, 2025, the Series C Preferred Stock was convertible into 200,000,000 shares of Common Stock.

9Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued. There have been no events that would require disclosure or adjustments to the financial statements.